Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  August 24, 2007

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's  Telephone  Number,  Including  Area  Code)

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 24, 2007, the Compensation Committee of the Board of Directors granted Phillip Marshall, the Company's Chief Financial Officer, 20,000 five-year stock options to purchase shares of the Company’s common stock with an exercise price of $9.40 per share.  The stock options, which expire on August 24, 2012, vest over the next two years with 10,000 stock options becoming exercisable on August 24, 2008 and 10,000 stock options becoming exercisable on August 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

By: /s/ Eric Langan
Date: August 28, 2007	Eric Langan
Chief Executive Officer and President